Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215387) and Form S-8 (No. 333-206300 and No. 333-215386) of Axovant Sciences Ltd. of our report dated June 6, 2016 relating to the financial statements, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Florham Park, NJ
June 13, 2017